Exhibit n(xi) Under Form N-1A
                                               Exhibit 99 Under Item 601/Reg S-K
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                      institutional service shares exhibit To
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                                Multiple Class Plan

1.    SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Institutional Service Shares will consist of sales by financial intermediaries who will receive a shareholder service fee paid by Federated Shareholder Services Co., and when indicated on the Schedule to this Exhibit, the principal underwriter and financial intermediaries may also receive additional payments for distribution and administrative services under a 12b-1 Plan. In connection with this arrangement, Institutional Service Shares will bear the following fees and expenses:

Fees and Expenses      Maximum Amount Allocated Institutional Service
                       Shares
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Sales Load             None
Contingent Deferred    None
Sales Charge ("CDSC")
Shareholder Service    Up to 25 basis points (0.25%) of the average daily
Fee                    net asset value
12b-1 Fee              As set forth in the attached Schedule
Other Expenses         Itemized expenses incurred by the Fund with
                       respect to holders of Institutional Service Shares as described in Section 3 of the Plan

2.    CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Institutional Service Shares have the following conversion rights and exchange privileges at the election of the shareholder:

Conversion Rights: None
Exchange Rights:   Institutional Service Shares may be exchanged for
                   Institutional Service Shares of any other Fund.
                   Additionally, Institutional Service Shares issued in exchange for Class A Shares or Class F Shares may be exchanged back into Class A Shares or Class F Shares, respectively. Institutional Service Shares may also be exchanged for shares of Investment Companies that are not subject to this Plan, as provided in the "Proprietary Fund Schedule" attached hereto.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.


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                                 Schedule of Funds
                       Offering institutional Service Shares
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The Funds set forth on this Schedule each offer Institutional  Service Shares on the terms set forth in the Institutional Service Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

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    Multiple Class Company                  Series               12b-1
                                                                   Plan
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Federated Adjustable Rate                                        0.25%
Securities Fund (formerly:
Federated ARMs Fund)
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Federated Fixed Income         Federated Municipal Ultrashort    0.25%
Securities, Inc.               Fund
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Federated GNMA Trust                                             0.25%
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Federated Income Securities    Federated Intermediate Income     0.25%
Trust                          Fund
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                               Federated Short-Term Income Fund  0.25%
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Federated Income Trust                                           0.25%
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Federated Index Trust          Federated Max-Cap Fund            0.30%
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Federated Institutional Trust  Federated Government UltraShort   0.25%
                               Fund
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Federated Limited Duration                                       0.25%
Government Fund, Inc.
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Federated Short-Term                                             0.25%
Municipal Trust
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Federated Total Return                                           0.25%
Government Bond Fund
(formerly: Federated U.S.
Government Securities Fund:
5-10 Years)
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Federated Total Return         Federated Limited Duration Fund   0.25%
Series, Inc.
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                               Federated Mortgage Fund           0.25%
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                               Federated Total Return Bond Fund  0.25%
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                               Federated Ultrashort Bond Fund    0.25%
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Federated U.S. Government                                        0.25%
Securities Fund:  1-3 Years
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Federated U.S. Government                                        0.25%
Securities Fund:  2-5 Years
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Money Market Obligations Trust Arizona Municipal Cash Trust      None
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                               California Municipal Cash Trust   None
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                               Connecticut Municipal Cash Trust  None
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                               Government Obligations Fund       None
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                               Government Obligations            None
                               Tax-Managed Fund
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                               Massachusetts Municipal Cash      None
                               Trust
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                               Michigan Municipal Cash Trust     None
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                               Municipal Obligations Fund        None
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                               New Jersey Municipal Cash Trust   0.10%
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                               New York Municipal Cash Trust     0.25%
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                               Ohio Municipal Cash Trust         None
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                               Pennsylvania Municipal Cash Trust None
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                               Prime Cash Obligations Fund       None
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                               Prime Obligations Fund            None
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                               Prime Value Obligations Fund      None
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                               Tax-Free Instruments Trust        None
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                               Tax-Free Obligations Fund         None
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                               Treasury Obligations Fund         None
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                               U.S. Treasury Cash Reserves       0.25%
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                               Virginia Municipal Cash Trust     None
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              Proprietary fund schedule - institutional service shares
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Shares issued by investment  companies  that are not party to this Plan but that are listed on this Proprietary Fund Schedule ("Non-Plan Investment Companies") may be exchanged for Institutional Service Shares of the Funds indicated opposite their names. Such Institutional Service Shares may also be exchanged back into shares of the original Non-Plan Investment Company. In addition, indicated Institutional Service Shares purchased from a dealer party to a Dealer Agreement to sell the indicated Non-Plan Investment Company Shares may be exchanged for Shares of such Non-Plan Investment Company. In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges into any class of shares of a Non-Plan Investment Company not shown on this schedule shall be treated in the same manner as a redemption and purchase.:

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          Multiple Class Series/Company             Non-Plan Investment
                                                         Companies
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Federated Index Trust Series -
------------------------------------------------- Marshall Funds
Federated Max-Cap Fund

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Money Market Obligations Trust -                  Wesmark Funds
Automated Cash Management Trust
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